SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the eDiets.com, Inc. (the “Company”) 2011 Annual Meeting of Stockholders held on May 3, 2011, four proposals were submitted to and approved by the Company’s stockholders. Of 61,230,338 shares outstanding and entitled to vote at our Annual Meeting, 52,420,802 were present in person or by proxy. The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 4, 2011. The following is a summary of the voting results for each matter presented to the stockholders:

Proposal 1

Election of Directors:	Votes For	Votes Withheld
Kevin A. Richardson, II	43,894,954	30,626
Robert L. Doretti	43,872,693	52,887
Lee S. Isgur	43,893,604	31,976
Ronald Luks	43,893,854	31,726
Pedro N. Ortega-Dardet	43,893,604	31,976
Kevin N. McGrath	43,892,404	33,176

Proposal 2

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
To ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm	52,148,714	128,416	143,672	—

Proposal 3

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
To approve the amendment of the Company’s Equity Incentive Plan	43,712,957	212,614	9	8,495,222

Proposal 4

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
To authorize the Board to effect a reverse stock split	51,518,992	862,102	39,708	—

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin N. McGrath
Kevin N. McGrath President and Chief Executive Officer

Date: May 5, 2011

3